CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this "Agreement") is executed as of June 25. 2018 (the "Effective Date") by and between PURESNAX INTERNATIONAL, INC., a Nevada corporation ("PSNX") and Carmen Cabell an individual ("CC").

WHEREAS, CC owns one million sixty two thousand five hundred (1,062,500) shares of Series A Preferred Stock in PSNX and desires to convert a portion of those shares into common stock in PSNX and cancel the remainder:

NOW THEREFORE, in exchange for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, PSNX and CC agree as follows:

1. Conversion. As of the Effective Date, CC hereby elects to exchange two thousand eighty four (2,084) shares of Series A Preferred Stock (the "CC Preferred Stock") into two hundred fifty thousand eighty (250,080) shares of common stock (the "CC Common Stock"). PSNX accepts the conversion of the CC Preferred Stock for the CC Common Stock.

2. Cancellation. Also as of the Effective Date, CC hereby cancels the remainder of his one million sixty two thousand four hundred and sixteen (1,060,416) shares of Series A Preferred Stock.

3. Lock-up; Leak Out. Also as of the Effective Date and for a period of twelve (12) months. CC agrees not to transfer his shares (the "Lock-Up Period"). After the Lock-Up Period, CC agrees to a leak out restriction where for each month following 12 months, CC shall sell no more than of ten percent (10%) of the prior months trading volume.

4. Representations, Warranties and Covenants.

a. PSNX hereby makes the following representations, warranties and covenants in favor of CC:

i. Authority. PSNX has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of CC.

ii. Authorized Warrant. There are sufficient authorized shares of common stock of PSNX to satisfy the conversion of the CC Preferred Stock to CC Common Stock, and the common shares to be issued in conversion have been duly authorized by the board of directors of PSNX.

b. CC hereby makes the following representations, warranties and covenants in favor of PSNX:

i. Title to the CC Preferred Stock. CC is the owner of record of the CC Preferred Stock and owns such free and clear of all liens, claims and encumbrances. CC has not transferred the CC Preferred Stock to any other party.

ii. Authority. CC has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of CC.

iii. Purchase Entirely for Own Account. CC hereby confirms that the CC Common Stock to be exchanged for the CC Preferred Stock are being and will be acquired for investment for CC's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither CC nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the CC Common Stock or any portion thereof (collectively, such "CC Representatives") has any present intention of selling, granting any participation in or otherwise distributing the same. CC and CC Representatives are familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act of 1933, as amended (the "Securities Act") and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the "SEC"). By executing this Agreement, CC further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the CC Common Stock.

iv. Receipt of Information. CC and CC Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the CC Common Stock. CC further represents that it and CC Representatives have had an opportunity to ask questions and receive answers from PSNX regarding the terms and conditions of the offering of the CC Common Stock and the business, properties, prospects and financial condition of PSNX and to obtain additional information necessary to verify the accuracy of any information furnished to CC or CC Representatives or to which CC or CC Representatives had access. Neither CC nor any CC Representatives has received, or is relying upon, any representations, written or oral, from PSNX, or its officers, directors, employees, attorneys or agents. CC further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to CC or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that CC will be required to remain a shareholder of PSNX, (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in PSNX; or (3) the possibility that the past performance or experience on the part of PSNX or any affiliate, officer, director, employee or agent of PSNX, might in any way indicate or predict the results of ownership of the CC Common Stock or the potential success of PSNX's operations.

v. Investment Experience. CC represents that it and CC Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as PSNX and acknowledges that CC can bear the economic risk of CC's investment and that CC Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the CC Common Stock.

vi. Accredited Investor. CC is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

vii. Restricted Securities. CC and each of CC Representatives understands that neither the CC Common Stock nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the CC Common Stock or an available exemption from registration under the Securities Act, the CC Common Stock must be held indefinitely.

viii. Legends. To the extent applicable, each certificate or other document evidencing any of the CC Common Stock shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS PURESNAX INTERNATIONAL, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

5. <u>Governing Law</u>. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Nevada. Any dispute arising from or related to this Agreement shall be litigated in the state or federal courts sitting in Clark County, Nevada. The prevailing party shall be entitled to recover the actual attorneys' fees and costs incurred in connection with that litigation.

6. <u>Further Actions</u>. The parties agree to take such further action and execute such additional documents as may be necessary to implement the terms and conditions of this Agreement.

7. <u>No Oral Modifications</u>. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

8. <u>Binding Effect</u>. This Agreement shall be binding upon and shall inure to the benefit of the parties, their representatives, heirs, estates, parent and subsidiary entities, members, managers, shareholders, principals, affiliates, successors, officers, directors, partners, administrators, trustees, receivers, agents, employees, executors, assigns, and all other persons and entities that could in any way have legal responsibility for, or claim any rights through, any of them.

9. <u>Authority</u>. Each of the parties represents and warrants to all the other parties that the person signing this document on its behalf is duly authorized to execute this Agreement on its behalf.

10. <u>Severability</u>. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

11. <u>Entire Agreement</u>. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

12. <u>Interpretation</u>. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

13. <u>Counterparts; Facsimile Signature</u>. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

PureSnax International, Inc.	**Carmen Cabell**
By: Patrick Gosselin, CEO	By Carmen Cabell, Individual